Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-75522, No. 333-33603, No. 333-38648, No. 333-84333 and No. 333-119878) of Urban Outfitters, Inc. of our report dated June 27, 2008 relating to the financial statements and financial schedule of Urban Outfitters 401(k) Savings Plan which appear in this Form 11-K.

/s/ Margolis & Company P.C.
Margolis & Company P.C.
Bala Cynwyd, PA
June 27, 2008